ADDENDUM TO MEMBERSHIP PURCHASE AGREEMENT

AND PLAN OF REORGANIZATION

THIS ADDENDUM to the Membership Purchase Agreement and Plan of Reorganization dated June 12, 2009 (the “Agreement”), is entered into by and among Minatura Gold, a Nevada corporation (“MGOL”), Gold Ventures 2008, LLC, a Nevada limited liability company (“GV”), and Flat Holdings, LLC., a Nevada limited liability company (“Flat”), collectively the Parties, on this 24th day of November, 2009.

As a result of input from Columbian counsel, Columbian accountants, US tax counsel, and US securities counsel, the Parties have restructured the nature of the transactions as described in the original Agreement, to reflect the most efficient manner to resolving technical legal and accounting issues with the intent of retaining the original material terms of the Agreement. Therefore, the original Agreement and any addendums are hereby terminated as of November 24th, 2009.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum as of the day and year first above written.

Minatura Gold	Gold Ventures 2008, LLC,
A Nevada corporation	a Nevada limited liability company

By: /S/ Paul Dias	By: Gold Resources Partners LLC,
Paul Dias, CEO
By: /S/ Paul Dias
Managing Member, Paul Dias

Flat Holdings, LLC	By: Flat Holdings, LLC
a Nevada limited liability company
By: Managing Member, OGO, Inc.
By: OGO, Inc., its Managing Member
By: /S/ Janis M. Pollo
By: /S/ Janis M. Pollo	Janis M. Pollo, President
Janis M. Pollo, President